UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2006

GOLD KIST INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50925	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

(Address of Principal Executive Offices)

(ZIP Code)

Registrant’s telephone number, including area code: (770) 393-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 28, 2006, Gold Kist Inc. terminated the Fifth Amended and Restated Credit Agreement dated as of December 16, 2005, by and among Gold Kist Inc., the lenders party thereto from time to time, Coöperatieve Centrale Reiffeisen Boerenleenbank B.A., “Rebobank Nederland”, New York Branch, as agent for the Lenders, and the other agents party thereto.

Item 3.03. Material Modification to Rights of Security Holders.

On December 28, 2006 Pilgrim’s Pride Corporation (“Pilgrim’s Pride”) announced that it completed its tender offer to purchase and related consent solicitation for Gold Kist Inc.’s outstanding 10 1/4% Senior Notes due March 15, 2014 (“Senior Notes”). The debt tender offer was made in connection with Pilgrim’s Pride’s acquisition of Gold Kist Inc. (the “Company”). Based on information obtained by Pilgrim’s Pride from the depositary for the offer, as of 5:00 p.m., New York City time, December 27, 2006, Pilgrim’s Pride had received tenders and related consents with respect to 100% of the aggregate principal amount of the outstanding Senior Notes, all of which were accepted for payment and paid for in accordance with the terms of the offer.

In satisfaction of one of the conditions to Pilgrim’s Pride’s tender offer for the Senior Notes, the Company, certain of its subsidiaries and U.S. Bank National Association, the indenture trustee for the Senior Notes, executed a supplemental indenture dated December 27, 2006 (the “Supplemental Indenture”) relating to the Senior Notes. The proposed amendments were effected by the Supplemental Indenture which among other things, eliminated substantially all of the material covenants and certain events of default and related provisions in the Supplemental Indenture governing the Senior Notes. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1.

Item 5.01. Changes in Control of Registrant.

On December 28, 2006, Pilgrim’s Pride and its wholly owned subsidiary, Protein Acquisition Corporation (“Protein”), announced the expiration of the initial offer by Protein to acquire all of the outstanding shares of the Company’s common stock for $21.00 per share in cash and the commencement of a subsequent offering period. The subsequent offering period will expire at 5:00 p.m., New York City Time, on Friday, January 5, 2007, unless extended. The initial offer and withdrawal rights expired at 5:00 p.m., New York City time, on Wednesday, December 27, 2006, at which time, based upon information obtained by Pilgrim’s Pride from the depositary to the offer, a total of 45,343,812 shares of the Company’s common stock, or approximately 88.87% of the Company’s outstanding shares, had been tendered and not withdrawn. Of those shares tendered, 2,366,878 shares of the Company’s outstanding common stock were tendered subject to guaranteed delivery. All shares validly tendered and not properly withdrawn prior to the expiration of the offer have been accepted for payment by Pilgrim’s Pride and Protein.

On December 28, 2006, Pilgrim’s Pride and Protein announced a subsequent offering period for all remaining shares that have not been tendered, expiring on January 5, 2007 at 5:00 p.m., New York City time. During the subsequent offering period, Protein will immediately accept for payment and promptly pay for validly tendered shares as they are tendered. Stockholders who tender shares during such period will be paid the same $21.00 per share, net to the seller in cash (subject to applicable withholding taxes), without interest, paid during the initial offering period. The procedures for accepting the offer and tendering shares during the subsequent offering period are the same as those described for the offer in Protein’s Offer to Purchase dated September 29, 2006 and the Supplement thereto dated December 8, 2006, except that (i) the guaranteed delivery procedures may not be used during the subsequent offering period and (ii) shares tendered during the subsequent offering period may not be withdrawn. Protein may extend the subsequent offering period. If the subsequent offering period is extended, Protein will notify the depositary for the offer and issue an announcement to that effect prior to 9:00 a.m., New York City time, on the next business day following the date the subsequent offering period was scheduled to expire.

The offer was made in accordance with, and the acceptances made pursuant to, the terms of the Agreement and Plan of Merger dated December 3, 2006 (the “Merger Agreement”) by and among the Company, Pilgrim’s Pride and Protein. The Merger Agreement required, among other things, that Protein amend its then pending offer to purchase the outstanding shares of the Company to increase the purchase price per share in the offer to $21.00, net to the seller in cash. The Merger Agreement provides that after the purchase of shares pursuant to the offer and the satisfaction or, if permissible, waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Protein will be merged with and into the Company (the “Merger”). As a result of the Merger, the Company will continue as the surviving corporation and will become a wholly owned subsidiary of Pilgrim’s Pride. At the effective time of the Merger, each share then outstanding (other than shares held by the Company, Pilgrim’s Pride or any other direct or indirect wholly owned subsidiary of Pilgrim’s Pride and shares held by the Company’s stockholders who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL) shall be canceled and converted automatically into the right to receive $21.00 per share in cash without interest.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission by the Company on December 4, 2006 and is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 27, 2006, in accordance with the Merger Agreement, each of the Company’s directors, other than Mr. A.D. Frazier, Jr., submitted irrevocable letters of resignation from the Board of Directors of the Company and each of its subsidiaries, as well as from any committees of any of such boards. Such resignations are effective upon effectiveness of the resolutions of the Company’s Board of Directors described below.

Also on December 27, 2006, in accordance with the Merger Agreement, the Board of Directors of the Company adopted by unanimous written consent resolutions accepting the resignations of the Company’s directors, reducing the total number of directors of the Company from nine to six and appointing Messrs. Lonnie “Bo” Pilgrim, O.B. Goolsby, Jr., Richard A. Cogdill, Keith W. Hughes and Vance C. Miller, Sr. as directors of the Company to fill the vacancies created by such resignations. Such persons were designated for appointment as directors of the Company by Protein pursuant to the Merger Agreement. Each of such persons is a director of Pilgrim’s Pride and Messrs. Pilgrim, Goolsby and Cogdill are Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer, respectively, of Pilgrim’s Pride. The resignations of the Company’s directors, the reduction of the size of the Company’s Board and the appointment of Protein’s designees to fill the vacancies on the Company’s Board of Directors became effective on January 3, 2007 upon the purchase of and payment for the Company’s shares tendered prior to 5:00 p.m., December 27, 2006, pursuant to Protein’s offer to purchase the Company’s shares, as provided for in the Merger Agreement.

None of the Company’s directors who tendered resignations stated that his or her resignation related to any disagreement relating to the Company’s operations, policies or practices.

None of the newly appointed Directors of the Company is a party to or participates in a material plan, contract or arrangement of the Company that was entered into or materially amended in connection with his appointment as a Director or received any grant or award under any such plan, contract or arrangement in connection with his appointment.

Information about the five directors designated for appointment by Protein was previously furnished to the Company by Protein and is set forth in the Company’s Schedule 14F-1 filed with the Securities and Exchange Commission on December 15, 2006.

On January 4, 2007, the Company’s Board of Directors (consisting of Mr. A.D. Frazier and the newly appointed members identified above) removed Messrs. John Bekkers, Michael A. Stimpert and Stephen O. West from all positions as officers and employees of the Company, effective immediately. Until their removal, Messrs. Bekkers, Stimpert and West were the Company’s President and Chief Executive Officer, Senior Vice President, Planning and Administration, and Vice President and Chief Financial Officer, respectively.

Also on January 4, 2007, the Board of Directors appointed Mr. Goolsby as President and Chief Executive Officer of the Company and Mr. Cogdill Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Neither Mr. Goolsby nor Mr. Cogdill is a party to any employment agreement with the Company, and neither of them is a party to or participates in a material plan, contract or arrangement of the Company that was entered into or materially amended in connection with his appointment as an officer of the Company or received any grant or award under any such plan, contract or arrangement in connection with his appointment.

Information regarding Messrs. Goolsby and Cogdill was previously furnished to the Company by Protein and is set forth in the Company’s Schedule 14F-1 filed with the Securities and Exchange Commission on December 15, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

Date: January 4, 2007	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	First Supplemental Indenture